Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

This Tender and Support Agreement is entered into as of August 22, 2019, by and among VMware, Inc., a Delaware corporation (“Parent”), Calistoga Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and each of the Persons set forth on schedule A hereto (each, a “Stockholder”).

As of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of common stock of the Company (“Common Stock”) set forth opposite such Stockholder’s name on schedule A (all such shares set forth on schedule A, together with any other shares of Common Stock acquired by any Stockholder after the date of this agreement (the “Shares”);

Concurrently with the signing of this agreement, Parent, Merger Sub and Carbon Black, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things, Merger Sub to commence a cash tender offer to purchase all the outstanding shares of Common Stock (the “Offer”) and, following the completion of the Offer, the merger of Merger Sub with and into the Company (the “Merger”); and

As a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that each Stockholder, enter into this agreement and tender all of the Shares as described herein.

The parties therefore agree as follows:

SECTION 1
AGREEMENT TO TENDER AND VOTE

1.1                               Agreement to Tender.

(a)                                 Each Stockholder shall validly tender or cause to be tendered in the Offer all of such Stockholder’s outstanding Shares pursuant to and in accordance with the terms of the Offer, free and clear of all Liens (other than Permitted Share Liens).

(b)                                 Within ten Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer, each Stockholder shall (1) deliver pursuant to the terms of the Offer (A) a letter of transmittal covering all of such Stockholder’s Shares complying with the terms of the Offer, (B) a Certificate or Certificates (or affidavits of loss in lieu thereof) representing such Shares or an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a Book-Entry Share, and (C) all other documents or instruments required to be delivered by stockholders of the Company pursuant to the terms of the Offer, and (2) instruct such Stockholder’s broker or such other Person that is the holder of record of any Shares beneficially owned by such Stockholder to tender such Shares in accordance with this section 1.1 and the terms of the Offer.

(c)                                  Once any of such Stockholder’s Shares are tendered, such Stockholder may not withdraw or cause to be withdrawn any of such Shares from the Offer, unless this agreement has have been validly terminated in accordance with section 5.2 hereof.

1.2                               Agreement to Vote.  At any annual or special meeting of the stockholders of the Company, and at any adjournment or postponement thereof, or in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall (or shall cause the applicable holder of record to) irrevocably and unconditionally be present (in person or by proxy) and vote, or exercise its right to consent with respect to, all Shares held by such Stockholder (to the extent that any such Stockholder’s Shares are not purchased in the Offer and provided that the Offer Price has not been decreased) (a) in favor of the adoption of the Merger Agreement and the approval of the Merger and (b) against any Takeover Proposal and any other proposal or action that would reasonably be expected to prevent, impede, interfere with or delay the Merger or change the voting rights of any class of Shares.  Each Stockholder hereby revokes (and agrees to cause to be revoked) any proxies that such Stockholder has previously granted with respect to such Stockholder’s Shares.

SECTION 2
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants to Parent and Merger Sub, severally but not jointly, that:

2.1                               Organization; Authorization; Binding Agreement.  If such Stockholder is an entity, such Stockholder is duly organized or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted (to the extent such concepts are recognized in such jurisdiction) and the consummation of the transactions contemplated hereby are within such Stockholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of such Stockholder.  Such Stockholder has full power and authority, and if such Stockholder is an individual, also has capacity, to execute, deliver and perform this agreement and to consummate the transactions contemplated hereby.  This agreement has been duly and validly executed and delivered by such Stockholder, and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general equity principles).

2.2                               Non-Contravention.  The execution and delivery of this agreement by such Stockholder does not, and the performance by such Stockholder of such Stockholder’s obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby will not, (a) assuming the filing of such reports as may be required under Sections 13(d) and 16 of the Exchange Act, which such Stockholder will file, violate any Law applicable to such Stockholder or such Stockholder’s Shares, (b) except as may be required by applicable federal securities laws, require any consent, approval, order, authorization, permit or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a default (with or without the giving of notice or the lapse of time or both)

under, or give rise to any right of termination, cancellation, modification or acceleration under, or result in the creation of any Liens on any of the Shares pursuant to, any Contract, trust, Order or other instrument binding on such Stockholder or such Stockholder’s Shares or any applicable Law, (c) render any Takeover Law applicable to the Merger, the Offer or any other transaction involving Parent, Merger Sub or any Affiliate thereof, or (d) if such Stockholder is an entity, violate, contravene or conflict with or result in any breach of any provision of such Stockholder’s organizational documents, in case of each of clauses (a), (b) and (d), except as could not reasonably be expected to adversely affect the ability of such Stockholder to perform its obligations under this agreement in any material respect or to consummate the transactions contemplated hereby in a timely manner.

2.3                               Ownership of Shares; Total Shares.  Such Stockholder (together with such Stockholder’s spouse if such Stockholder is married and the Shares constitute community property under applicable Laws) is the record or beneficial owner of the number of Shares set forth opposite such Stockholder’s name on schedule A and has good and marketable title to such Shares free and clear of any Liens, except as provided hereunder or pursuant to any applicable restrictions on transfer under the Securities Act (collectively, “Permitted Share Liens”).  Other than the Shares and any Company Equity Awards outstanding on the date hereof, such Stockholder does not beneficially own or otherwise have any interest in or voting rights with respect to any other securities of the Company.

2.4                               Voting Power.  Other than as provided in this agreement, such Stockholder has full voting power with respect to all such Stockholder’s Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this agreement, in each case with respect to all of such Stockholder’s Shares.  None of such Stockholder’s Shares are subject to any stockholders’ agreement, proxy, tender, voting trust or other agreement or arrangement with respect to the voting of such Shares.

2.5                               Reliance.  Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s performance of this agreement.

2.6                               Absence of Litigation.  There is no Legal Proceeding pending against, or, to the knowledge of such Stockholder, threatened in writing against such Stockholder or any of such Stockholder’s properties or assets (including the Shares) that would reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this agreement or otherwise adversely impact such Stockholder’s ability to perform its obligations hereunder in any material respect.

2.7                               Brokers.  No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by, or to the knowledge of such Stockholder, on behalf of such Stockholder.

SECTION 3
ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby covenants and agrees, severally but not jointly, that until the termination of this agreement:

3.1                               No Transfer; No Inconsistent Arrangements.

(a)                                 From and after the date hereof and until this agreement is terminated in accordance with section 5.2, subject to section 3.1(b), such Stockholder shall not (i) Transfer (as defined below) any of such Stockholder’s Shares, or any right or interest therein (or consent to any of the foregoing), (ii) enter into any Contract with respect to any Transfer of such Stockholder’s Shares or any interest therein, (iii) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of such Stockholder’s Shares, (iv) deposit or permit the deposit of any of such Stockholder’s Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Shares, or (v) take or permit any other action that would reasonably be expected to in any way restrict, limit, interfere with or delay the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect.  Any action taken in violation of the foregoing sentence shall be null and void ab initio and such Stockholder agrees that any such prohibited action may and should be enjoined.  If any involuntary Transfer of any or all of such Stockholder’s Shares occurs, the transferee (and any subsequent transferees) and subsequent transferees of the initial transferee) must take and hold such Shares in accordance with the terms of this agreement.

(b)                                 Notwithstanding the foregoing section 3.1(a), such Stockholder may make Transfers of Shares (i) to any Permitted Transferee, in which case the Shares shall continue to be bound by this agreement and provided that any such Permitted Transferee agrees in writing to be bound by the terms of this agreement with respect to such Shares that are subject to such Transfer prior to the consummation of any such Transfer, or (ii) as Parent may otherwise agree in writing in its reasonable discretion.  Any action taken in violation of the foregoing sentence shall be null and void ab initio and such Stockholder agrees that any such prohibited action may and should be enjoined.

3.2                               No Exercise of Appraisal Rights; Actions.  Such Stockholder (a) waives and agrees not to exercise any appraisal rights in respect of such Stockholder’s Shares that may arise with respect to the Merger and (b) agrees not to commence or take any action to join in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this agreement or (ii) alleging breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement or the consummation of the transactions contemplated thereby, including, without limitation, the Merger.

3.3                               Documentation and Information.  Except as required by applicable Law (including without limitation, the filing of a Schedule 13D with the SEC which may include this agreement as an exhibit thereto), such Stockholder shall not make any public announcement regarding this agreement, the Merger Agreement, the Merger Transactions or the transactions contemplated hereby or thereby without the prior written consent of Parent.  Such Stockholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Offer, the Merger and any transactions contemplated by the Merger Agreement, such Stockholder’s identity and ownership of the Shares, the existence of this agreement and the nature of such Stockholder’s commitments and obligations under this agreement, and such Stockholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this agreement or a form hereof with the SEC or any other Governmental Authority.  Such Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Stockholder shall become aware that any such information shall have become false or misleading in any material respect.

3.4                               No Solicitation.  Each Stockholder shall not, and, if not an individual, shall cause its Controlled Affiliates and other Representatives not to, and shall not direct, knowingly encourage or instruct its Affiliates to, directly or indirectly, (a) initiate or continue any solicitation, knowing encouragement, facilitation of any inquiry, proposal or offer, or discussions or negotiations with any Persons with respect to a Takeover Proposal or (b) solicit, initiate or facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (c) knowingly encourage, direct or instruct any of its non-Controlled Affiliates to, become a member of a “group” (as defined under section 13(d) of the Exchange Act) with respect to any Company securities (or rights therein or thereto) for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement, (d) engage in, continue or otherwise participate in any activities, discussions or negotiations regarding, or furnish to any other Person any information in connection with or for the purpose of encouraging or facilitating, a Takeover Proposal or any proposal or offer that would reasonably be expected to lead to a Takeover Proposal, or (d) endorse, approve or enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to a Takeover Proposal or any proposal or offer that would reasonably be expected to lead to a Takeover Proposal or to prevent such Stockholder from complying with its obligations under this section 3.4, or requiring or that would reasonably be expect to cause the Company to abandon, terminate, delay or fail to consummate, or that would otherwise reasonably impede, interfere with or be inconsistent with, the Offer or the Merger.

3.5                               Adjustments.  In the event of any stock split, stock dividend, reverse stock split, consolidation of shares, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Shares, the terms of this agreement shall apply to the resulting securities as well as such stock dividends and distributions.

3.6                               Notice of Acquisitions.  Each Stockholder hereby agrees to promptly notify Parent of the number of any additional Shares or other securities of the Company of which such Stockholder acquires record or beneficial ownership on or after the date hereof.

SECTION 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub, jointly and severally, hereby represents and warrants to each Stockholder as follows:

4.1                               Authorization; Validity of Agreement; Necessary Action.  Each of Parent and Merger Sub is an entity duly organized, validly existing and in good standing under the laws of the state wherein it is formed.  Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and Merger Sub.  This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of each of them, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general equity principles).

4.2                               No Conflicts.  The execution and delivery of this agreement by Parent and Merger Sub does not, and the performance by each of them of its obligations under this agreement will not, (i) violate any Law applicable to Parent and Merger Sub or by which any of their assets or properties is bound or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on the properties or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets or properties is bound, except for any of the foregoing in (i) or (ii) above as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Parent and Merger Sub to perform their obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.  The execution and delivery of this agreement by Parent and Merger Sub does not, and the performance of this agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to any (i) Governmental Authority, except for filings that may be required under the Exchange Act and the HSR Act or (ii) third party, except, in the case of (i) or (ii) above, as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Parent and Merger Sub to perform their obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

SECTION 5
MISCELLANEOUS

5.1                               Notices.  All notices, deliveries and other communications pursuant to this agreement must be in writing and will be deemed given if sent via email or delivered by globally recognized express delivery service (with a required e-mail copy, receipt of which need not be acknowledged) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice): (a) if to Parent or Merger Sub, in accordance with the provisions of the Merger Agreement and (b) if to a Stockholder, to such Stockholder’s address or email address set forth on a signature page hereto, or to such other address or email address as such party may hereafter specify in writing for the purpose by notice to each other party hereto.  Any such notice, delivery or communication will be deemed to have been delivered and received (i) in the case of e-mail, on the date that the recipient acknowledges having received the email, with an automatic “read receipt” not constituting acknowledgment of an email for purposes of this section, and (ii) in the case of a globally recognized express delivery service, on the Business Day that receipt by the addressee is confirmed pursuant to the service’s systems.

5.2                               Termination.  This agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the date of any material modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount or changes the form of the consideration payable to the Stockholder pursuant to the Merger Agreement as in effect on the date hereof or (d) the mutual written consent of each of Parent, Merger Sub and the Stockholder (“Stockholder Consent”).  Upon termination of this agreement, no party shall have any further obligations or liabilities under this agreement; provided, that (a) nothing set forth in this section 5.2 shall relieve any party from liability for any willful and material breach of this agreement prior to termination hereof and (b) the provisions of this section 5 shall survive any termination of this agreement.

5.3                               Amendment and Waiver.  This agreement may not be amended or waiver except in writing signed by Parent, Merger Sub and the Stockholder; provided that this agreement may not be amended or waived with respect to any Stockholder without the written consent of such Stockholder if such amendment or waiver would reasonably be expected to materially and adversely affect the rights and obligations of such Stockholder hereunder.

5.4                               Expenses.  All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Offer or the Merger is consummated.

5.5                               Assignment.  This agreement shall be binding upon and shall be enforceable by and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this agreement nor any of the rights or obligations hereunder may be assigned by any Stockholder without the prior written consent of Parent, except to the extent that such rights are assigned pursuant to a Transfer expressly permitted under section 3.1, and any attempted assignment of this agreement or any of such rights without such consent shall be void and of no effect.  No assignment by any party shall relieve such party of any of its obligations hereunder.

5.6                               No Third Party Beneficiaries.  Nothing in this agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this agreement.

5.7                               Applicable Laws; Jurisdiction; Specific Performance; Remedies.

(a)                                 This agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles thereof. Each party to this agreement (i) irrevocably and unconditionally submits to the personal jurisdiction of the Chosen Courts, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any actions or proceedings arising in connection with this agreement or the Merger Transactions shall be brought, tried and determined only in the Chosen Courts, (iv) waives any claim of improper venue or any claim that the Chosen Courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this agreement or the Merger Transactions in any court other than the Chosen Courts.

(b)                                 The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this agreement in accordance with its specified terms or otherwise breach such provisions.  Subject to the following sentence, the parties acknowledge and agree that the parties shall be entitled to seek an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this agreement.  The parties will waive the defense of adequacy of a remedy at law and the parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this agreement and to enforce specifically the terms and provisions of this agreement in accordance with this section 5.7(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

5.8                               Entire Agreement.  This agreement and the schedules referred to herein, together with the Merger Agreement, constitute the entire agreement and supersedes all prior or contemporaneous agreements and understandings, both written and oral, among or between the parties, with respect to the subject matter hereof.

5.9                               Severability.  The provisions of this agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this agreement.  If any provision of this agreement, or the application of that provision to any Person or any circumstance, is determined by a court of competent jurisdiction to be invalid or unenforceable, then (a) the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and (b) the remainder of this agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

5.10                        Further Assurances.  Parent, Merger Sub and each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, to perform their respective obligations under this agreement.

5.11                        Capacity as Stockholder.  Each Stockholder signs this agreement solely in such Stockholder’s capacity as a stockholder of the Company and nothing herein will in any way restrict a director of the Company in the taking of any actions (or failure to act) in his or her capacity as a director of the Company, or in the exercise of his or her fiduciary duties as a director of the Company..

5.12                        No Ownership Interest.  Except as otherwise provided herein, nothing contained in this agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Shares.  All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to each applicable Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Stockholder in the voting of any of the Shares, except as otherwise provided herein.

5.13                        Stockholder Obligations Several and Not Joint.  The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this agreement by any other Stockholder.

5.14                        Counterparts.  This agreement may be executed in one or more counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this agreement may be made by electronic or digital delivery such as in Adobe Portable Document Format or using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign).

5.15                        Certain Definitions.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. As used in this agreement, the following terms shall have the meanings indicated below:

(a)  “beneficially own,” “beneficial ownership,” “beneficially owned,” “beneficial owner” or other similar words or phrases mean, with respect to any securities, (i) having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation), (ii) having the right to become the beneficial owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, or (iii) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which beneficial ownership is being determined or a value determined in whole or part with reference to, or derived in whole or in part from, the value of the securities for which beneficial ownership is being determined that increases in value as the value of the securities for which beneficial ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which beneficial ownership is being determined.

(b)  “Controlled,” “Control,” “Controlling” or similar words or phrases means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, voting equity, limited liability company interests, general partner interests, or other voting interests, by contract or otherwise.

(c)  “Permitted Transferee” means, with respect to any Stockholder, (i) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild, or the spouse of any child, adopted child, grandchild, or adopted grandchild of such Stockholder, (ii) any charitable organization described in section 170(c) of the Code, (iii) any trust, the beneficiaries of which include only the Persons named in clause (i) or (ii) of this definition, or (iv) any corporation, limited liability company, or partnership, the stockholders, members, and general or limited partners of which include only the Persons named in clause (i) or (ii) of this definition.

(d)  “Transfer” means with respect to any Share, any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition of such Share to any Person, including those by way of any spin-off (such as through a dividend), hedging or derivative transactions, sale, transfer or assignment of a majority of the equity interest in, or sale, transfer or assignment of Control of, any Person holding such Share, or otherwise.

[Signature Pages Follow]

The parties are executing this agreement on the date first set forth above.

VMware, Inc.

By:
Name:
Title:

Calistoga Merger Corp.

By:
Name:
Title:

[Signature Page to Tender and Support Agreement]

[ENTITY]

By:
Name:
Title:
Email:
Address:

[INDIVIDUAL]

By:
Email:
Address:

[Signature Page to Tender and Support Agreement]

Schedule A

Stockholders	Shares
[ ]	[ ]
Total	[ ]